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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated August 31, 2004, with respect to the Statement of Revenue and Certain Expenses of the Charleston Courthouse Associates LLC - Charleston, South Carolina for the year ended December 31, 2003, in the registration statement on Form S-8 (file no. 333-113151) of Government Properties Trust, Inc.

                                           /s/ Ernst & Young LLP

Chicago, Illinois
December 1, 2004

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